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                [STOREY ARMSTRONG STEGER & MARTIN LETTERHEAD]




                                October 27, 1995





Waste Recovery, Inc.
309 South Pearl Expressway
Dallas, Texas 75201

         Re:     Registration Statement on Form S-8
                 Waste Recovery, Inc. (the "Company")
                 Additional 1,000,000 Shares Registered under the 1989 Stock Plan for Employees

Gentlemen:

         We are acting as counsel to the Company in connection with the registration on Form S-8 of 1,000,000 shares of the Company's Common Stock, no par value (the "Stock") to be offered pursuant to the subject plan. The Stock has been authorized for issuance by the Company's Board of Directors (the "Board"), and its shareholders, and is being registered under the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Accordingly, we have examined the following instruments and documents:

         1.      The Company's 1989 Stock Plan for Employees (the "Plan");

         2.      Amendment to the Plan dated June 29, 1995;

         3. Resolutions of the Board dated June 29, 1995 authorizing issuance of the Stock pursuant to an amendment of the Plan;

         4. The Company's Proxy Statement dated July 21, 1995, for its 1995 Annual Meeting of Shareholders;

         5.      Articles of Incorporation of the Company, as amended to date;
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October 26, 1995
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         6.      Bylaws of the Company as amended to date;

         7.      Resolutions of the Board authorizing this Registration
                 Statement;

         8.      A form of common stock certificate of the Company;

         9. The prospectus, and Registration Statement on Form S-8, relating to the registration of the 1,000,000 shares of Stock pursuant to the Securities Act of 1933, as amended, together with all exhibits being filed in connection therewith; and

         10. Such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

         We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copied, and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites. As to various questions of fact material to this opinion, where relevant facts were not independently established, we have relied on the statements of officers of the Company.

         Based upon the foregoing, we are of the opinion that:

         (1) The Company is a corporation duly organized and lawfully existing pursuant to the laws of the State of Texas, and is in good standing in that state.

         (2) The issuance and sale of 1,000,000 shares of Stock proposed to be issued and sold by the Company upon exercise of the stock options, or stock grants made, as referenced in the Registration Statement, have been duly authorized by the Company, and by all necessary corporate action, and upon exercise of such options, or the making of said stock grants, and payment therefor in accordance with the terms of any related agreements and pursuant to the Plan, the 1,000,000 shares of Stock offered by the Company will be duly authorized, legally issued, fully-paid and non-assessable.
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October 26, 1995
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         We hereby consent to the filing of this Opinion as an exhibit to said
Registration Statement. We express no opinion as to the laws of any jurisdiction other than the State of Texas and the federal laws of the United States of America.

                                               Very truly yours,

                                               STOREY ARMSTRONG STEGER & MARTIN
                                               a Professional Corporation



                                                By /s/ THOMAS J. HOWELL
                                                       Thomas J. Howell


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